                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                            BUSSE BROADCASTING CORPORATION

                          Under Sections 242, 245 and 303 of
                          the General Corporation Law of the
                                  State of Delaware


    FIRST.    The name of the corporation is Busse Broadcasting Corporation
(the "Corporation").

    SECOND.   The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

    THIRD.    This Amended and Restated Certificate of Incorporation, which restates and amends the Amended and Restated Certificate of Incorporation of the Corporation filed on May 3, 1995 (the "Original Amended and Restated Certificate of Incorporation"), was duly adopted in accordance with the provisions of
Section 242 and Section 245 of the General Corporation Law of the State of Delaware ("Delaware General Corporation Law") and in accordance with Section 303 of the Delaware General Corporation Law. The date of filing of the Corporation's original Certificate of Incorporation was June 8, 1987.

    FOURTH.   The Original Amended and Restated Certificate of Incorporation is
hereby amended and restated so as to read in its entirety as follows:

                                      ARTICLE 1

                           The name of the Corporation is:

                            Busse Broadcasting Corporation

                                      ARTICLE 2

    The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                      ARTICLE 3

                                       PURPOSE

    The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

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                                      ARTICLE 4

                                    CAPITAL STOCK

         SECTION 4.01   AUTHORITY TO ISSUE STOCK.     The Corporation shall
have authority to issue a total of 2,219,524.41 shares of capital stock, 2,154,000 shares of which shall be designated Common Stock, $0.01 par value per share (the "Common Stock"), and 65,524.41 shares of which shall be designated Series A Cumulative Convertible Perpetual Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock").

         SECTION 4.02   COMMON STOCK.

         (a)  DIVIDENDS.     Subject to the preferential rights of any class or
series within any such class of capital stock of the Corporation ranking senior to the Common Stock as to dividends, including the Series A Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, out of funds legally available therefor, such dividends as from time to time may be declared by the Board of Directors of the Corporation. All such holders shall share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all dividends paid on the Common Stock.

         (b)  DISTRIBUTION UPON LIQUIDATION, DISSOLUTION OR WINDING-UP.   In
the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the preferential rights of any class or series within any such class of capital stock of the Corporation ranking senior to the Common Stock as to liquidation preferences, including the Series A Preferred Stock, each holder of shares of Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, a portion of the assets of the Corporation available for distribution to the holders of the Common Stock calculated by dividing the number of shares of Common Stock held by such holder by the total number of shares of Common Stock then outstanding.

         (c) VOTING RIGHTS. Except as otherwise provided by applicable law, each holder of shares of Common Stock shall be entitled to notice of, and the right to vote at, any meeting of the stockholders of Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

         SECTION 4.03   SERIES A PREFERRED STOCK.

         (a)  DIVIDENDS.     Subject to the preferential rights of any series
of stock of the Corporation ranking senior to the Series A Preferred Stock as to dividends, the holders of the Series A


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Preferred Stock shall be entitled to receive, whether or not funds are legally available therefor, cumulative dividends payable in cash in an amount per share of Series A Preferred Stock equal to $73.80 per annum until such shares are redeemed or converted in accordance with paragraph (d) or (e), respectively, of this Section 4.03. Such dividends shall be payable with respect to each share of Series A Preferred Stock only upon the conversion thereof into Common Stock or the redemption thereof in accordance with paragraph (d) or (e), respectively, of this Section 4.03, or the liquidation, dissolution or winding up of the Corporation in accordance with paragraph (b) of this Section 4.03; PROVIDED, HOWEVER, in no event shall the Corporation pay any such dividend if any of the Corporation's Senior Secured Notes due 2000 (or any indebtedness issued in exchange thereof) (collectively, the "Senior Secured Notes") are then outstanding or such payment is then prohibited by any other debt instrument of the Corporation or by applicable law. If any distributions payable on any share of Series A Preferred Stock shall not be paid for any reason, the right of the holders of such shares of Series A Preferred Stock to receive payment of such distribution shall not lapse or terminate, but each such unpaid distribution shall accumulate and shall be paid without interest to such holders on the earliest date that (i) no Senior Secured Notes remain outstanding and (ii) such payment is not prohibited by any other debt instrument of the Corporation or by applicable law.

         (b) LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the preferential rights of any series of stock of the Corporation ranking senior to the Series A Preferred Stock as to liquidation preferences, any holder of the Series A Preferred Stock shall, for each share of Series A Preferred Stock, be entitled to receive a distribution of $1,000, plus any accrued and unpaid dividends (except as provided in paragraph (a) of this Section 4.03), out of the assets of the Corporation prior to any distribution of assets with respect to any other shares of capital stock of the Corporation as a result of such liquidation, dissolution or winding-up of the Corporation.

         (c) VOTING RIGHTS. The holders of the Series A Preferred Stock shall have no voting rights except to the extent required by the Delaware General Corporation Law, and the Series A Preferred Stock shall be entitled to no preemptive rights.

         (d)  CONVERSION.    At any time at the option of the holder, each
share of Series A Preferred Stock shall be convertible into fully paid, nonassessable shares of Common Stock, at a rate of 31.22958299 shares of Common Stock per share; PROVIDED, HOWEVER, that in the event the Series A Preferred Stock shall be called for redemption pursuant to paragraph (e) of this Section 4.03, the right to conversion shall terminate at the close of business on the date fixed for redemption. In the event of a stock dividend or stock split with respect to the Corporation's outstanding shares of


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

Common Stock, the number of shares into which each share of Series A Preferred Stock shall be convertible shall be proportionately adjusted.

         The holders of the Series A Preferred Stock who desire to convert shares of Series A Preferred Stock to shares of Common Stock shall give the Corporation thirty (30) days prior written notice of their intention to convert, which notice shall specify that all or a part of the shares of Series A Preferred Stock held by such holder shall be converted to shares of Common Stock and the date upon which such conversion shall be effective. Such conversion shall be effected by the surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted at the principal office of the Corporation, duly endorsed, together with written notice by the holder of such Series A Preferred Stock stating that such holder elects to convert the shares, or a stated number of shares, of Series A Preferred Stock represented by such certificate or certificates, which notice shall also state the name, addresses and denominations in which the certificate or certificates for shares of Common Stock shall be issued upon such conversion and shall include instructions for delivery thereof. Such conversion shall be deemed to have been effected as of the close of business on the date on which (i) such certificate or certificates shall have been surrendered, (ii) such notice shall have been received by the Corporation and (iii) the Federal Communications Commission (the "FCC") shall have approved such conversion (to the extent such approval is then required to effect the proposed conversion) (the "Conversion Date"). With respect to the FCC approval referred to in clause (iii) of the immediately preceding sentence, following its receipt of a request from the holder of Series A Preferred Stock subject to a proposed conversion, the Corporation shall cooperate with the holder in the prompt preparation and filing with the FCC of any request for approval or waiver that is then required for such conversion, and the Corporation shall diligently and expeditiously prosecute, and shall cooperate fully with such holder in the prosecution of, such request for approval or waiver and all proceedings necessary to secure such approval or waiver.

         The holders of the Series A Preferred Stock who elect to convert shares of Series A Preferred Stock to Common Stock shall be entitled to receive all accrued and unpaid dividends (except as provided in paragraph (a) of this Section 4.03) payable on such shares as of the Conversion Date within thirty
(30) days thereof, and all dividends with respect to such shares shall cease to accrue after the Conversion Date (except as provided in paragraph (a) of this Section 4.03).

         For so long as any shares of Series A Preferred Stock shall remain outstanding, the Company shall provide the holders of Series A Preferred Stock with not less than forty-five (45) days


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prior written notice of the fixing the fixing of any record date for the making of any distribution to all holders of Common Stock.

         (e)  OPTIONAL REDEMPTION.     The Corporation shall have the right and
option, in whole or in part, out of funds legally available therefor, to call, redeem and acquire any or all of the shares of Series A Preferred Stock at a per share redemption price equal to $1,000, plus accrued and unpaid dividends, if any, to and including the redemption date, whether or not declared, at any time (except as provided in paragraph (a) of the Section 4.03) to the extent such shares have not been previously converted to Common Stock pursuant to paragraph
(d) of this Section 4.03.

         If this Corporation elects to redeem shares of Series A Preferred
Stock pursuant to this paragraph (e), notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation not less than thirty (30) nor more than sixty (60) days prior to the date of redemption. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) that dividends on the shares to be redeemed shall cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date, unless the Corporation shall be in default in providing money for the payment of the redemption price (including any accrued and unpaid dividends to (and including) the date fixed for redemption), (i) dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall be deemed no longer outstanding and (iii) all rights of holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the moneys payable upon the redemption without interest thereon) shall cease.

         Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption pro rata (as near as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.


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

                                      ARTICLE 5

                                  DIRECTORS; BY-LAWS

         SECTION 5.01   ELECTION OF DIRECTORS.   Election of directors need not
be by written ballot unless the by-laws of the Corporation so provide.

         SECTION 5.02   AMENDMENT OF BY-LAWS.    In addition, and not by way of
limitation of, the Delaware General Corporation Law, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation except for any amendment or repeal of any by-law which is not authorized to be made without the approval of the stockholders of the Corporation pursuant to the by-laws or resolution of the stockholders, in which case such amendment or repeal shall be approved by the stockholders of the Corporation.

                                      ARTICLE 6

                                LIABILITY OF DIRECTORS

    No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 6 shall not adversely affect any right or protection of a director existing prior to such repeal or modification.

                                      ARTICLE 7

                                NON-VOTING SECURITIES

         SECTION 7.01 Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the Corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123 of the United States Bankruptcy Code (the "Bankruptcy Code") as in effect on the Effective Date of the Plan of Reorganization; provided, however, that this
Article 7 (a) will have no further force and effect beyond that required under
Section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation and (c) in all events may be amended or repealed in accordance with applicable law as from time to time in effect.


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

         SECTION 7.02   CERTAIN DEFINITIONS.     For purposes of this Amended
and Restated Certificate of Incorporation:

         "Effective Date" means May 3, 1995.

         "Plan of Reorganization" means the Joint Plan of Reorganization of Busse Broadcasting Corporation and WWMT, Inc. dated March 10, 1995, as confirmed by the United States Bankruptcy Court for the District of Delaware, as it may by amended or modified from time to time.

                               [SIGNATURE PAGE FOLLOWS]


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

    IN WITNESS WHEREOF, said Busse Broadcasting Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and attested by its Assistant Secretary this 12th day of January, 1996.


                                       BUSSE BROADCASTING CORPORATION


                                       By:    /s/ Lawrence A. Busse
                                            --------------------------
                                            Lawrence A. Busse
                                            Chief Executive Officer
                                            and President


ATTEST:


By:     /s/ James C. Ryan
    -------------------------
    James C. Ryan
    Assistant Secretary


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